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                                                                   Exhibit 10-21


                            FIRST AMENDMENT OF LEASE
                             (Analog Devices, Inc.)

This First Amendment of Lease (the or this "Agreement") is executed as of March 1, 1996 (the "Effective Date") by and between Ferrari Brothers, a California general partnership, as "Landlord," and Analog Devices, Inc., a Massachusetts corporation, as "Tenant."

                                    RECITALS:

A. Landlord and Tenant have entered into that certain Lease dated June 16, 1995 (the "Lease") respecting premises commonly known as 610 Weddell Drive, Sunnyvale, California and more particularly described in the Lease (the "Premises").

B. The Premises are comprised of approximately 27,379 square feet of space in a larger building (the "Building"). The balance of the space in the Building is leased by Performance Semiconductor Corporation ("PSC").

C. Analog desires to add to the Premises a portion of the space in the Building which is currently leased by PSC. The space that Analog desires to so lease is comprised of approximately 12,404 square feet of space, and is shown and described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Additional Analog Space"). Concurrently with the execution of this Agreement, PSC is entering into an agreement with Landlord to terminate its right to lease the Additional Analog Space so that Landlord can lease the same to Analog.

D. The parties now desire to document the terms upon which Tenant shall lease the Additional Analog Space.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, and for other good and valuable consideration the receipt and adequacy of which are acknowledged, the parties hereby amend the Lease as follows:

                                   AGREEMENT:

1. Undefined Terms. Terms used in this Agreement which are not defined herein shall have the same meaning ascribed to them in the Lease.

2. Expansion of Premises. Effective as of the Effective Date, the Premises are hereby expanded to include the Additional Analog Space. Accordingly, the area of the Premises, as set forth on the Lease Summary, and as specified in Paragraph 1 of the Lease, is hereby deemed increased as of the Effective Date to approximately 39,783 square feet. Exhibit "A" of the Lease is hereby deemed modified such that the premises described thereon shall be deemed to include the space shown as Spaces A, B, and C on Exhibit "A" hereto.

3. Rent. As of the Effective Date, the monthly Base Rent shall be increased by $13,900.76 (i.e. to a total of $48,900.76 per month for the entire Premises including the Additional Analog Space).

4. Late Payment Charge and Security Deposit. As of the Effective Date, the amount of the late payment charge specified in Paragraph 3.4 of the Lease shall be increased to $978.02 (2% of Base Rent). As of the Effective Date, Analog shall increase the


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amount of the Certificate of Deposit held by Landlord as a security deposit pursuant to Paragraph 4 of the Lease to $28,142.13 (i.e. 63.08% of original deposit for entire building of $44,613.40). Tenant shall effectuate such increase in the security deposit by depositing with Landlord a new Certificate of Deposit in the amount of such increase, or at Tenant's election, by cancellation of the original Certificate of Deposit and deposit with Landlord of a new Certificate of Deposit in such total amount.

5. Tenant's Share. Tenant's Share of the Building, as set forth in the Lease Summary and Paragraph 1 of the Lease, is increased as of the Effective Date to 63.08% (39,783 square feet divided by total of 63,072 square feet = 63.08%). The amount estimated by Landlord pursuant to Paragraph 9.2 of the Lease for the portion of monthly Operating Expenses to be borne by Tenant is hereby increased from $2,387 to $3,468.42 (i.e. 39,783 s.f. divided by 27,379 s.f., or 1.453, times old estimate of $2,387 = $3,468.42). The reference to 43.4% set forth in Paragraph 10.4 respecting HVAC replacement costs and Major Resurfacing costs is hereby increased to Tenant's Share (i.e. 63.08%), as specified above in this paragraph.

6. Interior Improvements. Landlord shall have no obligation to construct, modify, or repair any improvements in the Additional Analog Space. Analog has thoroughly inspected the Additional Analog Space, and agrees that the same are in good physical condition and that all building systems servicing such space are in good working order and condition. Tenant agrees to take possession of the Additional Analog Space on the Effective Date (or as soon thereafter as Tenant is able to arrange with PSC to take possession of such space) in such physical condition as may then exist. Prior to Tenant's occupancy of the Additional Analog Space, or promptly thereafter, Tenant at no expense to Landlord shall separately meter all utilities serving the Additional Analog Space such that Tenant and PSC are not sharing any meters for space within the Building. Tenant represents to Landlord that in accordance with Paragraph 12 of the Lease, as of the Effective Date, Tenant has already completed the separate metering of all portions of the Premises other than the Additional Analog Space.

7. Memorandum of Lease. The parties shall execute a short form memorandum of this Agreement and such memorandum shall be recorded promptly after the Effective Date.

8. Non-Disturbance Agreement. Landlord shall use reasonable efforts to obtain promptly after the Effective Date an amendment of the Non-disturbance Agreement with Coast Federal Bank in form reasonably satisfactory to Landlord and Tenant.

9. Remainder of Lease Unaffected. Except to the extent modified by this Agreement, the Lease shall remain unchanged. The parties ratify the Lease and agree that the Lease, as modified by this Agreement, shall remain in full force and effect.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date hereinabove set forth.

LANDLORD:                               TENANT:

FERRARI BROTHERS,                       ANALOG DEVICES, INC.,
a California general partnership        a Massachusetts corporation


     By:                                By:
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     Its                                Its
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  Dated:                             Dated:
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